Exhibit 16.1

Crowe Clark Whitehill LLP
Chartered Accountants
Member of Crowe Horwath International
St Bride’s House
10 Salisbury Square
London EC4Y 8EH, UK
Tel +44 (0)20 7842 7100
Fax +44 (0)20 7583 1720
DX: 0014 London Chancery Lane
www.croweclarkwhitehill.co.uk

July 12, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the section headed, “Audit Committee,” included in the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 12, 2016 and are in agreement with the statements contained therein concerning our firm.

/s/ Crowe Clark Whitehill LLP
Crowe Clark Whitehill LLP